UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2011

First Clover Leaf Financial Corp.
(Exact name of registrant as specified in its charter)

Maryland	0-50820	20-4797391
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

6814 Goshen Road, Edwardsville, Illinois	62025
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (618) 656-6122

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e)                 Compensatory Arrangements of Certain Officers

On September 27, 2011, First Clover Leaf Financial Corp. adopted the First Clover Leaf Bank Supplemental 401(k) Plan (the “Plan”), for a select group of management or highly compensated employees.  The Plan is a non-qualified deferred compensation plan under which participants may voluntarily elect to defer receipt of their compensation on a pre-tax basis until their separation from service or a change in control (as defined in the Plan).  Amounts credited to a participant’s account under the Plan will periodically be credited with earnings based on investments selected by the participant.  Amounts deferred under the Plan and all earnings thereon are fully vested at all times, but are subject to the claims of the employer’s creditors.

Item 9.01.                      Financial Statements and Exhibits

(d)           Exhibits:

Exhibit No.                                           Description

10                                                          First Clover Leaf Bank Supplemental 401(k) Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FIRST CLOVER LEAF FINANCIAL CORP.
DATE: September 29, 2011	By:	/s/ Darlene F. McDonald
Darlene F. McDonald
Chief Financial Officer